Exhibit 10.2

CONSENT AND FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 21, 2023, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314, as collateral agent (in its individual capacity, “Oxford”; and in its capacity as collateral agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender, OXFORD FINANCE FUNDING IX, LLC, with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“OFF IX”), OXFORD FINANCE FUNDING 2019-1, LLC, with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“OFF 2019-1”), OXFORD FINANCE FUNDING XIII, LLC, with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“OFF XIII”), and SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (Oxford together with OFF IX, OFF 2019-1, OFF XIII and SVB, each a “Lender” and collectively, the “Lenders”), SUTRO BIOPHARMA, INC., a Delaware corporation with offices located at 111 Oyster Point Boulevard, South San Francisco, CA 94080 (“Borrower”).

Recitals

WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of February 28, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower has requested that Collateral Agent and the Lenders consent to Borrower entering into that certain Purchase and Sale Agreement, in substantially the same form as the draft of the same attached hereto as Exhibit A ( such Purchase and Sale Agreement, in substantially the same form as the draft of the same attached hereto as Exhibit A, the “Purchase Agreement”), with BXLS V—Vault L.P. (“Purchaser”), dated on or about the date hereof, which Purchase Agreement provides for the sale by the Borrower to the Purchaser of the “Purchased Assets” (as such term is defined in the Purchase Agreement) (the “Purchased Assets”) which Purchased Assets include the rights to certain royalty payments under the Vaxcyte Agreement and related rights and assets, consummating the transactions contemplated thereby and performing its obligations thereunder, and although the Lenders and Collateral Agent are under no obligation to do so, the Lenders and Collateral Agent have agreed to consent to the Borrower entering into the Purchase Agreement and consummating the transactions contemplated thereby and performing its obligations thereunder, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below;

WHEREAS, Borrower has also requested that Collateral Agent and the Lenders make certain revisions to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below;

WHEREAS, although the Lenders and Collateral Agent are under no obligation to do so, the Lenders and Collateral Agent have agreed to make certain revisions to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below; and WHEREAS, in connection with the foregoing, Borrower, the Lenders and Collateral Agent desire to consent to the Borrower entering into the Purchase Agreement, consummating the purchase and sale of the Purchased Assets in accordance therewith and performing its obligations thereunder, and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Collateral Agent hereby agree as follows:

Section 1.
Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.
Section 2.
Consent. Notwithstanding the prohibitions set forth in Sections 7.1 of the Loan Agreement and any other prohibitions set forth in the Loan Agreement and/or any other Loan Document, Collateral Agent and the Lenders hereby (a) consent to the Borrower entering into the Purchase Agreement, (b) consent to the consummation of the transactions contemplated by the Purchase Agreement in accordance with its terms, including the sale of the Purchased Assets, (c) consent to the Borrower thereafter performing its obligations under the Purchase Agreement, (d) agree that the Borrower’s entry into the Purchase Agreement and the consummation of the transactions contemplated thereby and the Borrower’s performance of its obligations under the Purchase Agreement shall not constitute an Event of Default under the Loan Agreement and/or any other Loan Document, (e) release and terminate all Liens and security interests on the Purchased Assets, to the extent that the Purchased Assets constitute a part of the Collateral, and, upon and in connection with the consummation of the sale of the Purchased Assets shall file a UCC-3 amendment removing the Purchased Assets from the definition of Collateral therein, and agree to execute and deliver to the Borrower, at the Borrower’s sole expense, all other documents that the Borrower shall reasonably request to evidence such release and termination, (f) confirm that the Vaxcyte Agreement shall continue to constitute a Permitted License following the consummation of the sale of the Purchased Assets (it being understood and acknowledged that the Purchased Assets will thereafter be paid directly to the Purchaser and not into a Collateral Account), (g) agree and acknowledge that the Purchase Agreement provides for Borrower to grant to the Purchaser a protective security interest in and to all right, title and interest of Borrower in, to and under the Purchased Assets and consents to the Purchaser’s filing of a UCC-1 financing statement (and continuation statements with respect to such financing statements when applicable) in such manner and such jurisdictions as are necessary or appropriate to evidence and perfect the sale of the Purchased Assets and Purchaser’s security interest in the Purchased Assets, and (h) authorize and direct the Collateral Agent to take such actions as shall be necessary to effectuate the foregoing.

Borrower shall deliver to Collateral Agent a fully-executed copy of the Purchase Agreement promptly following execution thereof. All payments made by the Purchaser to Borrower under the Purchase Agreement shall be deposited into and/or wired to a Collateral Account that is subject to Control Agreements in favor of Collateral Agent. Collateral Agent’s and the Lenders’ agreement to consent to the Borrower entering into the Purchase Agreement and consummating the transactions contemplated thereby and performing its obligations thereunder, shall in no way obligate Collateral Agent or any Lender to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Collateral Agent’s and the Lenders’ right to demand strict performance of all other terms and covenants as of any date. The consent set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement in connection with any other transaction.

Section 3.
Amendments.
3.1
Effective as of July 1, 2023, Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Basic Rate” is, with respect to the Term Loan, the floating per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) eight and seven one hundredths of one percent (8.07%) and (ii) the sum of (a) 1-Month CME Term SOFR reported on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (b) one tenth of one percent (0.10%), plus (c) six and four tenths of one percent (6.40%). Notwithstanding the foregoing, (i) in no event shall the Basic Rate for any Term Loan be less than eight and seven one hundredths of one percent (8.07%), and (ii) upon the occurrence of a Benchmark Transition Event, Collateral Agent may, in good faith and with reference to the margin above such interest rate in this definition, amend this Agreement to replace the Benchmark with a replacement interest rate and replacement margin above such interest rate that results in an interest rate floor of eight and seven one hundredths of one percent (8.07%) and a total rate equal to the total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, and any such amendment shall become effective at 5:00 p.m. Eastern time on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

3.2
Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order therein:

“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

“Benchmark” is, initially, the 1-Month CME Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to the I-Month CME Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement rate that has replaced the immediately preceding benchmark rate pursuant to the defined term “Basic Rate”.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator for such Benchmark announcing that such Person has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(b) a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator for such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark announcing that such Benchmark is no longer representative or in compliance with the International Organization of Securities Commissions Principles for Financial Benchmarks.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator.

“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source.

“Fifth Amendment Date” means June 21, 2023.

Section 4.
Limitation of Consent and Amendment.
4.1
The consent set forth in Section 2 and the amendments set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and, except as provided herein, shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Collateral Agent or any Lender or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
4.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
Section 5.
Representations and Warranties. To induce Collateral Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
5.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof ( except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3
The Restated Certificate of Incorporation of the Borrower of the Borrower filed as Exhibit 3.1 to the Borrower’s Form 10-Q for the quarterly period ended September 30, 2018, filed with the SEC on November 14, 2018 and the Amended and Restated Bylaws of the Borrower filed as Exhibit 3.1 to the Borrower’s Form 8-K filed with the SEC on February 24, 2023 are true, accurate and complete and have not been further amended, supplemented or restated and are and continue to be in full force and effect;

5.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
Section 6.
Release by Borrower.
6.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and the Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment ( collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
6.2
In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.4
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent and the Lenders’ expectation that such release is valid and enforceable in all events.
6.5
Borrower hereby represents and warrants to Collateral Agent and the Lenders, and Collateral Agent and the Lenders are relying thereon, as follows:
(a)
Except as expressly stated in this Agreement, neither Collateral Agent, the Lenders nor any agent, employee or representative of Collateral Agent or any Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(b)
Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(c)
The terms of this Amendment are contractual and not a mere recital.
(d)
This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
(e)
Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and the Lenders, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
Section 7.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
Section 8.
Integration. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
Section 9.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
Section 10.
Effectiveness. This Amendment shall be deemed effective upon:

10.1
the due execution and delivery to Collateral Agent and the Lenders of this Amendment by each party hereto; and
10.2
Borrower’s payment of all Lenders’ Expenses with respect to this Amendment incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts with the Lenders.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Consent and Fifth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first set forth above.

BORROWER:

SUTRO BIOPHARMA, INC.

By:	/s/ William J. Newell
Name:	William J. Newell
Title:	Chief Executive Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDERS:

FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By:	/s/ Peter Sletteland
Name:	Peter Sletteland
Title:	Director

OXFORD FINANCE FUNDING IX, LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Secretary

OXFORD FINANCE FUNDING 2019-1, LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Secretary

OXFORD FINANCE FUNDING XIII, LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Secretary

EXHIBIT A

Purchase Agreement

[Attached]